UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 8, 2010
Gardner Denver, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13215	76-0419383

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Gardner Expressway Quincy, Illinois	62305

(Address of principal executive offices)	(Zip Code)
(217) 222-5400

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On September 8, 2010, Gardner Denver, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that it intends to relocate its global corporate headquarters to the greater Philadelphia, Pennsylvania area. A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K and the Press Release contain forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to known and unknown uncertainties and other factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. These known and unknown uncertainties and other factors could cause actual results to differ materially from those matters expressed in, anticipated by, or implied by such forward-looking statements. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

99.1	Gardner Denver, Inc. Press Release dated September 8, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GARDNER DENVER, INC.
Date: September 8, 2010	By:	/s/ Brent A. Walters
Brent A. Walters
Vice President, General Counsel, Chief Compliance Officer & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Gardner Denver, Inc. Press Release dated September 8, 2010